DISCOVERY, INC. SC 13D/A

Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the beneficial ownership by the undersigned of shares of capital stock of Discovery, Inc. and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of February 14, 2020

Advance/Newhouse Programming Partnership
By:		/s/ Oren Klein
Oren Klein
Chief Financial Officer

Advance/Newhouse Partnership
By:		/s/ Oren Klein
Oren Klein
Chief Financial Officer

Newhouse Broadcasting Corporation
By:		/s/ Oren Klein
Oren Klein
Chief Financial Officer

Advance Publications, Inc.
By:		/s/ Oren Klein
Oren Klein
Chief Financial Officer

Newhouse Family Holdings, L.P. By: Advance Long-Term Management Trust, as General Partner
	By:	/s/ Michael A. Newhouse
Michael A. Newhouse
Trustee

Advance Long-Term Management Trust
By:		/s/ Michael A. Newhouse
Michael A. Newhouse
Trustee